SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

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PEAR TREE FUNDS

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PEAR TREE FUNDS
55 Old Bedford Road
Lincoln, Massachusetts 01773

January 31, 2014

Re:           Pear Tree PanAgora Dynamic Emerging Markets Fund
Pear Tree PanAgora Risk Parity Emerging Markets Fund

Dear Fund Shareholder:

The Trustees of Pear Tree Funds, at the request of Pear Tree Advisors, Inc. (the “Manager”), the Pear Tree Funds investment manager, recently considered and approved a new investment sub-advisory agreement (together, the “New Agreements”) between the Manager and PanAgora Asset Management, Inc. (“PanAgora”) for each of Pear Tree PanAgora Dynamic Emerging Markets Fund and Pear Tree PanAgora Risk Parity Emerging Markets Fund (together, the “Funds”).  PanAgora had served as the investment sub-adviser for each Fund and under a new agreement will continue to serve in that capacity.  The attached Joint Information Statement fully describes the New Agreements, as well as the Trustees’ considerations in determining to approve the New Agreements.

We ask that you take a moment carefully read the Joint Information Statement and call us if you have any question.

Please note that we are not asking you for a proxy and you are not being asked to send us any proxy.

On behalf of the Trustees, I thank you for your continued investment in Pear Tree Funds.  If you have any questions, please call your financial adviser or call us at (800) 326-2151.

Sincerely,

Willard Umphrey

President

NOT FDIC INSURED	May lose value/No bank guarantee

PEAR TREE FUNDS
55 Old Bedford Road, Suite 202
Lincoln, Massachusetts  01773

JOINT INFORMATION STATEMENT

January 31, 2014

TO SHAREHOLDERS OF

PEAR TREE PANAGORA DYNAMIC EMERGING MARKETS FUND
PEAR TREE PANAGORA RISK PARITY EMERGING MARKETS FUND

This Joint Information Statement is being provided to shareholders of Pear Tree PanAgora Dynamic Emerging Markets Fund (“Emerging Markets Fund”) and Pear Tree PanAgora Risk Parity Emerging Markets Fund (“Risk Parity Fund,” and together with Emerging Markets Fund, the “Funds”), each a portfolio series of Pear Tree Funds, a Massachusetts business trust (the “Trust”).

This Joint Information Statement is being provided pursuant to the terms of an order (the “Order”) issued by the Securities and Exchange Commission (the “SEC”) under which the Funds’ investment manager is permitted, subject to supervision and approval of the Trustees of the Trust, to enter into and materially amend sub-advisory agreements with unaffiliated sub-advisers without seeking shareholder approval.  As a condition of the Order, the Funds’ investment manager and the Trust are required to furnish shareholders with information about new sub-advisers and/or material changes to the existing sub-advisory agreements.

This Joint Information Statement will be available on the Trust’s website at http://www.peartreefunds.com/fund-literature  until May 15, 2014.  A paper or e-mail copy of this Joint Information Statement may be obtained, without charge, by contacting the Trust at (800) 326-2151 or sending an e-mail to info@peartreefunds.com.

A Notice of Internet Availability of Joint Information Statement is being mailed on or about February 4, 2014 to shareholders of record of the Funds as of November 7, 2013.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

INFORMATION ABOUT THE TRUST AND THE MANAGER

The Trust

The Trust is an open-end management investment company organized as a business trust under the laws of the Commonwealth of Massachusetts.

The Trust currently consists of six separate portfolio series, or funds.  This Joint Information Statement concerns the Funds.  In addition to the Funds, the Trust consists of the following separate series: Pear Tree Columbia Small Cap Fund, Pear Tree Quality Fund, Pear Tree Polaris Foreign Value Fund and Pear Tree Polaris Foreign Value Small Cap Fund (collectively with the Funds, the “Pear Tree Funds”).

The Manager

The Manager is a Delaware corporation and an investment adviser registered with the SEC.  As of November 30, 2013, the Manager had assets under management of approximately $1.77 billion.  The Manager’s principal business address is 55 Old Bedford Road, Suite 202, Lincoln, Massachusetts 01773.

The Manager is an affiliate of U.S. Boston Capital Corporation, the Trust’s distributor.  Willard L. Umphrey, CFA, President and a Trustee of the Trust, Leon Okurowski, Treasurer of the Trust, individually and jointly with their spouses, together own the Manager's outstanding voting securities.  Messrs. Umphrey and Okurowski also are affiliates of U.S. Boston Capital Corporation.

The following chart provides information about the Manager’s owners and its directors and officers who are also officers of the Trust:

Name	Position with the Manager	Position with the Trust

Willard L. Umphrey	President	Trustee, President, Chairman

Leon Okurowski	Treasurer	Vice President, Treasurer

Deborah A. Kessinger	Senior Counsel, Chief Compliance Officer	Assistant Clerk, Chief Compliance Officer

Diane Hunt	Controller	Assistant Treasurer

The Manager serves as the investment manager to each Pear Tree Fund pursuant to the Amended and Restated Management Contract dated May 1, 2008, as amended (the “Management Contract”) between the Manager and the Trust.  Under the Management Contract, the Manager is responsible for making decisions with respect to, and placing orders for, all purchases and sales of portfolio securities for the Funds and for providing certain ancillary services.  The Management Contract also permits the Manager, subject to approval by the Trustees, to delegate to one or more sub-advisers any or all of its portfolio management responsibilities under the Management Contract pursuant to a written agreement with each sub-adviser, subject to the Order.  The Manager has delegated substantially all of its portfolio management responsibilities for the Pear Tree Funds to sub-advisers.  The Manager, under the Management Contract, has ultimate responsibility to oversee the sub-advisers and recommend their hiring, termination and replacement, subject to the oversight of the Trustees.

Under the Management Contract, the Manager is entitled to a management fee as compensation for its management services. The fee is computed daily and payable monthly at the annual rates set forth in the table below (expressed as a percentage of each Fund’s respective average daily net assets).

Fund	Contractual Fee Rate	Average Daily Net Assets
Emerging Markets Fund	1.00%	Any
Risk Parity Fund	0.60%	$0 and $300 million
	0.65%	Greater than $300 million and $600 million
	0.70%	Greater than $600 million

The aggregate amount of fees paid to the Manager by the Trust relating to Emerging Markets Fund under the Management Contract for the last fiscal year ended March 31, 2013 were $1,530,028.  There were no fees paid to the Manager by the Trust relating to Risk Parity Fund under the Management Contract for the last fiscal year ended March 31, 2013 because Risk Parity Fund had not commenced operations as of that date.

INFORMATION ABOUT PANAGORA

PanAgora Asset Management, Inc. (“PanAgora”) is an investment adviser registered with the SEC and serves as the investment sub-adviser to each Fund.  PanAgora is located at 470 Atlantic Avenue, Boston, Massachusetts 02110.  As of November 30, 2013, PanAgora’s assets under management were approximately $39 billion.

PanAgora Ownership

All of the outstanding voting interests in PanAgora are owned by PanAgora Holdings, Inc. (80 percent) and Nippon Life Insurance Company (20 percent).

PanAgora Holdings, Inc. is a holding company subsidiary (through a series of other holding companies) of Putnam Investments, LLC (“Putnam Investments”).  Putnam Investments indirectly owns 93.8 percent of PanAgora Holdings, Inc., with the remainder owned by certain PanAgora employees.  Putnam Investments is a holding company that, except for a minority stake owned by employees, is owned (through a series of holding companies) by Great-West Lifeco Inc., which is a financial services holding company with interests in the life insurance, retirement, savings, and reinsurance businesses. Its businesses have operations in Canada, the U.S. and Europe. Great-West Lifeco Inc. is a majority owned subsidiary of Power Financial Corporation. Power Financial Corporation is a diversified management and holding company that has interests, directly or indirectly, in companies that are active in the financial services sector in Canada, the U.S. and Europe. Power Corporation of Canada, a diversified international management and holding company, owns a majority of the voting securities of Power Financial Corporation. The Desmarais Family Residuary Trust, through a group of holding companies that it controls, has voting control of Power Corporation of Canada.

The address of each of Putnam Investments and PanAgora Holdings, Inc. is One Post Office Square, Boston, Massachusetts 02109. The address of Great-West Lifeco Inc. is 100 Osborne Street North, Winnipeg, Manitoba R3C 3A5, Canada. The address of the Desmarais Family Residuary Trust, Power Corporation of Canada and Power Financial Corporation is 751 Victoria Square, Montreal, Quebec H2Y 2J3, Canada.

Nippon Life Insurance Company is a Japanese “mutual company,” that is, an incorporated body in which policy holders are enrolled in insurance policies and at the same time become company members.  It offers insurance and other financial products in Japan, the U.S., India and elsewhere directly and through subsidiaries and strategic investments.  Its address is 3-5-12, Imabashi, Chuo-ku, Osaka 541-8501, Japan.

No officer or Trustee of the Trust is a director, officer or employee of PanAgora.  No officer or Trustee of the Trust, through the ownership of securities or otherwise, has any other material direct or indirect interest in PanAgora or any other person controlling, controlled by or under common control with PanAgora.  Since April 1, 2010, none of the Trustees of the Fund has had any material interest, direct or indirect, in any material transactions, or in any material proposed transactions, to which PanAgora or any of its affiliates was or is to be party, other than the Prior Agreements (as defined in “Approval of the New Agreements-Reason for the New Agreements,” below).

Portfolio Managers

The following persons are the PanAgora portfolio managers who are responsible for the management of the Funds’ portfolios:

Emerging Markets Fund                                                    Position at PanAgora                                                   Manager of the Fund Since

Dmitri Kantsyrev, Ph.D., CFA	Director, Equity Investments	2008
Jane Zhao, Ph.D.	Director, Equity Investments	2006

Risk Parity Fund                                                    Position at PanAgora                                                   Manager of the Fund Since

Edward Qian, Ph.D., CFA	Chief Investment Manager and Head of Research, Multi-Asset	2013
Mark Barnes	Director, Multi-Asset	2013

Directors & Principal Officers

The directors and principal executive officers of PanAgora and their principal occupations are as follows:

Name	Principal Occupation

Eric H. Sorensen	Chief Executive Officer & President/Director

George D. Mussalli	Chief Investment Officer

Robert J. Orr	Director

Richard B. Tibbets	Director

Robert L. Reynolds	Director

Gregory D. Tretiak	Director

Yutaka Ideguchi	Director

Keisuke Kawasaki	Director

Edward. E. Qian	Chief Investment Officer

Michael H. Turpin	Chief Operating Officer

Paul Sutton	Chief Financial Officer & Treasurer

Louis X. Iglesias	Chief Compliance Officer

The business address of each director and principal officer of PanAgora is 470 Atlantic Avenue, Boston, Massachusetts 02110.

Certain Other PanAgora Management Activities

PanAgora serves as one of several investment advisers to each of several [mutual funds] in which PanAgora, for the portions of the funds that it manages, pursues an investment strategy similar to the Fund’s investment objective.  The name, approximate net assets of the fund, and annual rate of PanAgora’s compensation as sub-adviser with respect to such funds, as well as whether PanAgora waives or reduces or agreed to waive or reduce its compensation, are as follows:

Fund Name	Approximate Net Assets of the Fund Managed by PanAgora	Annual Rate of Compensation ([as a % of net assets managed])	Expense Limits
Sub-advisory Multi-Manager Fund	$277.7 million	0.65% on the first $50 million average daily assets; 0.60% on the first $50 million average daily assets; 0.55% on average daily assets above $100 million	Not Applicable
Sub-advisory Multi-Manager Fund	$272.6 million	0.525% on the first $200 million in aggregate average net assets 0.475% on the next $200 million in aggregate average net assets	Not Applicable

APPROVAL OF THE NEW AGREEMENTS

Reason for the New Agreements

On October 8, 2013, Paul G. Desmarais, Sr. passed away.  At his death, Mr. Desmarais owned, both directly and through various corporations of which he was the sole beneficial owner, approximately 61 percent of the voting shares of Power Corporation of Canada, a publicly-traded Canadian corporation with shares listed on the Toronto Stock Exchange, and a parent company of PanAgora.  Mr. Desmarais’ will provided that upon his death, his shares of Power Corporation of Canada transferred to a newly-created testamentary trust, the Desmarais Family Residuary Trust.

In accordance with the 1940 Act, Mr. Desmarais’ death and the resulting transfer of his interests in Power Corporation of Canada to the Desmarais Family Residuary Trust (collectively, the “Change of Control”) caused the investment sub-advisory agreements then in effect between the Manager and PanAgora (the “Prior Agreements”) relating to the Funds to terminate.

In connection with the Manager’s consideration of new sub-advisory agreements to replace the Prior Agreements, PanAgora had advised the Manager that it did not expect any change at Power Corporation of Canada or at the Power family group of subsidiaries as a result of Mr. Desmarais’ passing.  PanAgora noted among other things that since 1996, the day-to-day business of Power Corporation of Canada had been run by Mr. Desmarais’ sons Paul Desmarais, Jr. and Andre Desmarais.  Paul Desmarais, Jr. currently serves as Chairman and Co-Chief Executive Officer of Power Corporation of Canada and Andre Desmarais currently is its President and Co-Chief Executive Officer.  Both also currently serve as Directors of Power Corporation of Canada and of many of Power family group subsidiaries.

PanAgora also advised the Manager that it did not then expect the Change in Control to affect the operating autonomy of PanAgora.  Specifically, PanAgora had advised the Manager that: (a) PanAgora then anticipated that the senior portfolio management teams of PanAgora would continue in their then present capacities; (b) the eligibility of PanAgora under the Investment Advisers Act of 1940, as amended, to serve as a subadviser to the Funds would not be affected by the Change in Control; and (c) PanAgora then expected that it would be able to continue to provide advisory and management services to the Funds with no material changes in operating conditions.

The New Agreements

At a special meeting of the Trustees held on October 22, 2013, the Trustees of the Trust, including those Trustees who were not “interested persons” (as defined in the 1940 Act) of the Trust, the Manager or PanAgora (“Independent Trustees”) voting separately, approved interim investment sub-advisory agreements between the Manager and PanAgora, and at a regular meeting of the Trustees on November 7, 2013, the Trustees, including the Independent Trustees voting separately, approved new investment sub-advisory agreements between the Manager and PanAgora (the “New Agreements”).

Each New Agreement is substantially identical to its corresponding Prior Agreement, including provisions relating to liabilities, fees and termination.

Each New Agreement provides, subject always to the supervision of the Trustees and the Manager, that PanAgora would furnish continuously an investment program for the respective Fund, make investment decisions on behalf of that Fund and place all orders for the purchase and sale of portfolio securities and all other investments in accordance with that Fund’s Prospectus and Statement of Additional Information.  Each New Agreement also would require PanAgora to furnish and provide, at its expense: (a) all necessary investment and management facilities, including salaries of personnel; (b) records relating to the purchase, sale or current status of portfolio securities; (c) clerical personnel and equipment necessary for the efficient rendering of investment advice to the respective Fund; (d) to the Manager, such reports and records regarding the Fund and PanAgora as the Manager or the Trustees shall from time-to-time request; and (e) upon reasonable notice, reviews of written references to PanAgora, or its methodology, whether in a Prospectus, Statement of Additional Information, sales and marketing materials or otherwise.

Each New Agreement also provides that PanAgora would not be subject to any liabilities of the Trust, the respective Fund or the Manager, or to any shareholder, officer, director or Trustee, for any act or omission in the course of, or connected with, rendering services thereunder, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

Under the New Agreements, PanAgora would receive fees calculated using the following annual fee rates.  The annual fee rates, including breakpoints, under each New Agreement are the same as the annual fee rates under the corresponding Prior Agreement.  Such fees would continue to be paid by the Manager out of the management fee paid by the Trust to the Manager pursuant to the Management Contract, and not directly by the respective Fund.
Fund	Advisory Fee Rates
Emerging Markets Fund	0.47% of the first $300 million of average daily net assets, and 0.50% of amounts in excess of $300 million of average daily net assets
Risk Parity Fund	.25% if average daily net assets are between $0 and $300 million 0.30% if average daily net assets are between $300 million and $600 million 0.35% if average daily net assets exceed $600 million.

Each New Agreement would provide that it would continue in effect until terminated, that is, it would terminate automatically in the event of its assignment or the termination of the Management Contract, or in the event that it is not specifically approved at least annually (for Risk Parity Fund, approved at least annually beginning June 4, 2015) by the Trustees or the respective Fund shareholders, as provided in the 1940 Act.  Each Agreement also would provide that it may be terminated (a) at any time without penalty by the Trust through action of the Trustees or the respective Fund shareholders, (b) by the Manager on 60 days’ written notice to PanAgora and (c) by PanAgora on 150 days’ written notice to the Manager.

Prior Agreements

The Prior Agreement relating to Emerging Markets Fund was last approved by the Trustees, including the Independent Trustees voting separately, on May 16, 2013.  The Prior Agreement relating to Risk Parity Fund also was approved by the Trustees, including the Independent Trustees voting separately, on May 16, 2013.

The aggregate amount of fees paid by the Manager to PanAgora under the Prior Agreement relating to Emerging Markets Fund for the last fiscal year ended March 31, 2013 were $719,113.  No fees were paid by the Manager to PanAgora relating to Risk Parity Fund for the last fiscal year because Risk Parity Fund had not commenced operations by that date.

BOARD CONSIDERATIONS

The Trustees, including the Independent Trustees voting separately, considered and approved the New Agreements at a meeting of Trustees held on November 7, 2013.  In connection with the meeting, the Trustees reviewed information and written materials from the Manager and PanAgora, including information from the Manager and PanAgora presented to the Trustees in connection with their May 16, 2013 meeting at which they considered and approved the Prior Agreements.  That information and written materials presented to the Trustees in connection with the May 16, 2013 and November 7, 2013 meetings collectively included information  regarding (a) the nature and quality of the services provided by PanAgora under the Prior Agreements and to be provided under the New Agreements, including the experience and qualifications of the personnel providing such services; (b) PanAgora’s financial condition, history of operations and ownership structures; (c) PanAgora’s brokerage and soft dollar practices; (d) PanAgora’s investment strategies and styles of investing for the Funds; (e) a summary of PanAgora’s risk management and compliance policies and procedures, including its code of ethics, and the evaluation by Pear Tree Funds’ Chief Compliance Officer of PanAgora’s policies and procedures; (f) PanAgora’s conflicts of interest, if any, in managing the Funds; and (g) the terms of the Prior Agreements and the New Agreements.  The Trustees also considered certain representations made by PanAgora to the Manager with respect to PanAgora’s ability to continue to provide advisory and management services under the New Agreements with no material changes in operating conditions.

In evaluating the New Agreements, the Trustees gave weight to various factors, including the Manager’s evaluation of PanAgora and its recommendation, but they did not identify any single factor as controlling their decision.

Nature, Extent and Quality of Services

The Trustees considered the information and evaluations provided by the Manager with respect to PanAgora’s operations, qualifications and experience in managing the types of strategies for which PanAgora had been engaged under the Prior Agreements.  The Trustees also reviewed the evaluation by the Pear Tree Funds’ Chief Compliance Officer of PanAgora’s compliance program, noting that the Chief Compliance Officer believed that program to be satisfactory.  The Trustees’ noted their review during their May 2013 meeting of the resources and key personnel of PanAgora, at which time they noted in particular those employees who provide investment and risk management services to the Funds.  The Trustees also noted their consideration at the May 2013 meeting of the other services provided to the Funds by PanAgora, such as managing the execution of portfolio transactions and the selection of broker-dealers for those transactions.  The Trustees further noted that the terms of the New Agreements are substantially similar to the terms of the Prior Agreements, and that the annual fee rates, including breakpoints, were identical, and they noted that the services that PanAgora would be expected to provide under the New Agreements would not be different from the services that it had provided under the Prior Agreements.  The Trustees concluded that PanAgora would be able to provide quality investment advisory services to each Fund under the New Agreements.  They also concluded that the PanAgora had sufficient personnel, with the appropriate education and experience, to serve the Funds effectively and had demonstrated its continuing ability to attract well-qualified personnel.

Fees, Expenses and Performance

With respect to the sub-advisory fees, the Trustees considered that under the New Agreements, PanAgora would continue to be paid by the Manager out of the Manager’s management fees and not by the Funds.  The Trustees also considered that the sub-advisory fees payable to PanAgora under the New Agreements would be calculated using the same annual fee rates, including breakpoints, as under the Prior Agreements.  Based in part on certain representations by the Manager to the Trustees, the Trustees concluded that the annual fee rates, including breakpoints, under the Prior Agreements had been negotiated at arm’s length.  The Trustees also considered the Manager’s determination that the fees to be paid to PanAgora under the New Agreements were reasonable in light of the anticipated quality of services to be provided by PanAgora under the New Agreements.

Consistent with past practice of the Trustees, the Trustees did not consider the projected profitability for PanAgora under the New Agreements as they did not consider it to be particularly relevant because the Manager would be paying PanAgora out of its investment management fees. The Trustees therefore concluded that the Manager had an incentive to negotiate the lowest possible sub-advisory fees with PanAgora.

The Trustees also noted that at their May 2013 meeting, they had considered and evaluated the past performance information over various periods of time that had been presented with respect to Emerging Markets Fund.  That information had been compared to performance information with respect to Emerging Market Fund’s benchmark, and they noted that they had concluded that the performance of Emerging Markets Fund had been good under then-current market conditions.  They also noted that as Risk Parity Fund had only recently commenced operations, and that any performance information relating to that fund would not be meaningful in their deliberations.  The Trustees concluded based upon the information provided, that overall PanAgora had satisfactory prior performance records with respect to the Funds.

Economies of Scale

The Trustees reviewed information prepared by the Manager that showed that the levels of aggregate sub-advisory annual fee rates increased as the Funds’ assets increased.  The Trustees noted the Manager’s explanation that these subadvisory fee rate structures under the New Agreements and Prior Agreements had the same economic effect as if PanAgora had determined to waive a portion of its fees up to an amount equal to the asset level of the breakpoints.  Moreover, the Trustees noted that in the case of Risk Parity Fund, the rates used in calculating the management fee payable to the Manager under the Management Contract also increased as assets increased.  However, the Trustees generally considered economies of scale with respect to the Funds primarily at the investment management level, rather than the sub-adviser level, given that the Manager would be paying PanAgora out of its investment management fees.

Other Benefits

The Trustees considered other benefits to be derived as a result of PanAgora’s relationship with the Funds. These benefits include research in connection with brokerage commissions paid by the Funds.

Based on the Trustees’ deliberations and the recommendations by the Manager, the Trustees concluded that the fees proposed to be paid to PanAgora under the New Agreements were reasonable in light of the services to be provided by it, and that each New Agreement should be approved.

ADDITIONAL INFORMATION

Affiliated Brokerage Commissions

For the fiscal year ended March 31, 2013, the Emerging Market Fund paid no commissions to brokers affiliated with the Manager or PanAgora.  There were no commissions paid to brokers affiliated with the Manager or PanAgora related to Risk Parity Fund for the fiscal year ended March 31, 2013 because Risk Parity Fund had not commenced operations as of that date.

Information about the Distributor and Administrator

Shares of each Fund are offered on a continuous basis and are distributed through U.S. Boston Capital Corporation, 55 Old Bedford Road, Suite 202, Lincoln, Massachusetts 01773.  U.S. Boston Capital Corporation is under common control with the Manager.

Pear Tree Advisors, Inc., 55 Old Bedford Road, Suite 202, Lincoln, Massachusetts 01773, in addition to serving as the investment manager to each Fund, also serves as the investment manager to the other funds of the Trust and as the transfer agent and administrator for the Pear Tree Funds.

For the 12-month period ended March 31, 2013, the aggregate amount of fees paid by the Funds to the Manager and its affiliated persons (including U.S. Boston Capital Corporation) for services provided to the Funds other than investment management fees was:

Emerging Markets Fund                                         $2,210,225
Risk Parity Fund                                                      $0 (fund had not commenced operations during that period)

Since the New Agreements were approved by the Trustees, the Distributor and the Manager, as transfer agent and administrator, have continued to provide, and are expected to continue to provide those services.

Information about the Custodian, Auditors and Legal Counsel

State Street Bank and Trust Company, One Lincoln Street, Boston, Massachusetts 02111 is the custodian of the Trust’s portfolio securities and cash.  State Street Bank and Trust Company is not an affiliate of the Manager.

Tait, Weller & Baker LLP, 1818 Market Street, Suite 2400, Philadelphia, Pennsylvania 19103 serves as independent registered public accounting firm for the Trust.

Nutter, McClennen & Fish LLP, Seaport West, 155 Seaport Boulevard, Boston, Massachusetts 02210 serves as counsel to the Trust and the Independent Trustees.

Outstanding Shares and Ownership of Shares

Shares of the Funds issued and outstanding as of November 7, 2013 are indicated in the following table:

No. of Shares

Emerging Markets Fund

Ordinary Shares	5,901,662.021

Institutional Shares	627,070.331

Risk Parity Fund

Ordinary Shares	59,654.898

Institutional Shares	2,543,160.777

Security Ownership of Certain Beneficial Owners.

As of November 7, 2013, the following persons beneficially owned more than 5 percent of the outstanding shares of a Class of each Fund as indicated below:

Emerging Markets Fund

Title of Class	Name and Address of Beneficial Owner	Amount and nature of beneficial ownership	Percent of Class

Ordinary	National Financial (1) 200 Liberty Street New York, NY 10281	1,077,902.061	18.38%

Ordinary	Joseph E. Kasputys 1000 Winter Street Waltham, MA 02451	685,316.840	11.68%

Ordinary	Charles Schwab Reinv (1) 101 Montgomery Street San Francisco, CA 94104	503,153.707	8.58%

Institutional	New York Life (1) 169 Lackawanna Avenue Parsippany, NY 07054	140,222.374	26.37%

Institutional	Willard Umphrey 76 Red Coat Lane Concord, MA 01742	71,173.063	11.26%

(1)	Account is an omnibus account in the name of a nominee for the benefit of various owners.

Risk Parity Fund

Title of Class	Name and Address of Beneficial Owner	Amount and nature of beneficial ownership	Percent of Class

Ordinary	Richard A. Howard 9 Barnegat Lane Marblehead, MA 01945	3,047.391	42.03%

Ordinary	Josephine E. Howard 9 Barnegat Lane Marblehead, MA 01945	2,623.133	36.18%

Ordinary	Guy E. Fincke 38 Grapevine Road Gloucester, MA 01930	1,480.485	20.42%

Institutional	Pear Tree PanAgora Dynamic Emerging Markets Fund 55 Old Bedford Road, Suite 202 Lincoln, MA 01773	2,383,899.208	99.56%

Security Ownership of Management

As of November 7, 2103, the following Trustees and officers of the Trust beneficially owned more than 1 percent of shares of each Fund as indicated below:

Emerging Markets Fund

Title of Class	Name and Address of Beneficial Owner	Amount and nature of beneficial ownership	Percent of Class

Institutional	Willard L. Umphrey, President & Trustee C/o Pear Tree Advisors, Inc. 55 Old Bedford Rd, Suite 202 Lincoln, MA 01773	71,173.064	11.26%

Institutional	Leon Okurowski, Treasurer C/o Pear Tree Advisors, Inc. 55 Old Bedford Rd, Suite 202 Lincoln, MA 01773	13,505.495	2.14%

Ordinary	None

Risk Parity Fund

Ordinary	None

Institutional	None

OTHER INFORMATION

Shareholder Reports

Copies of the Funds’ annual and semiannual reports dated March 31, 2013 and September 30, 2013, respectively, will be furnished without charge upon request.  To request copies of those reports or other information about either or both Funds, you may write the Funds at Pear Tree Funds, 55 Old Bedford Road, Suite 202, Lincoln, Massachusetts 01773, call the Pear Tree Funds at (800) 326-2151 or visit the Pear Tree Funds’ website at www.peartreefunds.com.

Multiple Shareholders in Household

To reduce expenses, only one copy of this Joint Information Statement, any shareholder reports and notices of Internet availability of proxy materials and other documents may be mailed to households, even if more than one person in a household is a shareholder of some or all of the Pear Tree Funds.  Call the Pear Tree Funds at (800) 326-2151 if you need additional copies of any of those documents or if you do not want the mailing of copies of Pear Tree Fund documents to be combined with copies being sent to other members of your household.

Shareholder Proposals

The Trust is not required, and it does not intend, to hold annual meetings of shareholders for the election of Trustees and other business.  Instead, meetings will be held only when and if required.  Any Pear Tree Fund shareholder desiring to present a proposal for consideration at the next meeting for shareholders of a Pear Tree Fund must submit the proposal in writing so that it is received by the Pear Tree Funds within a reasonable time before any meeting. These proposals should be sent to the Trust at Pear Tree Funds, 55 Old Bedford Road, Suite 202, Lincoln, Massachusetts 01773.

55 Old Bedford Road
Suite 202
Lincoln, MA 01773
www.peartreefunds.com

Address Service Requested

© 2014 U.S. Boston Capital Corporation

Distributor of the Pear Tree Funds

Member FINRA, SIPC

PEAR TREE FUNDS
55 Old Bedford Road
Lincoln, Massachusetts 01773

(800) 326-2151 FREE

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF JOINT INFORMATION STATEMENT

This communication presents only an overview of the Joint Information Statement that is available to you on the Internet relating to Pear Tree PanAgora Dynamic Emerging Markets Fund (the “Emerging Markets Fund”) and Pear Tree PanAgora Risk Parity Emerging Markets Fund (the “Risk Parity Fund” and together with Emerging Markets Fund, the “Funds”).  The Funds are series of Pear Tree Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Joint Information Statement.

The following material is available for view: Joint Information Statement

The Joint Information Statement describes recent action by the Trustees of the Trust relating to the investment sub-advisory agreements between Pear Tree Advisors, Inc., the investment manager to the Funds (the “Manager”), and PanAgora Asset Management, Inc. (“PanAgora”).  Specifically, the Trustees, at the request of the Manager recently considered and approved a new investment sub-advisory agreement between the Manager and PanAgora Asset for each of the Funds.  PanAgora had served as the investment sub-adviser for each Fund and under new agreements will continue to serve in that capacity.  The Joint Information Statement fully describes these changes, including the Trustees’ considerations in determining to approve the new agreements.  The new investment sub-advisory agreements were effective November 7, 2013.

The Trust and the Manager have received an order (the “Order”) from the Securities and Exchange Commission that allows the Trust and the Manager to enter into and materially amend sub-advisory agreements with unaffiliated sub-advisers without seeking shareholder approval.  The Order instead requires that the Trust send an information statement to Fund shareholders.  In lieu of physical delivery of the Joint Information Statement, the Trust will make the Joint Information Statement available to you on the Trust’s website.

This Notice of Internet Availability of the Joint Information Statement is being mailed on or about February 4, 2013 to shareholders of record of the Funds as of November 7, 2013.  The Joint Information Statement will be available on the Trust’s website at http://www.peartreefunds.com/fund-literature until May 15, 2014.  A paper or e-mail copy of the Joint Information Statement may be obtained, without charge, by contacting the Trust at (800) 326-2151 or sending an e-mail to info@peartreefunds.com.

If you want to receive a paper or e-mail copy of the Joint Information Statement, you must request one. A copy of the Joint Information Statement may be obtained upon request and without charge.

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